UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):
                                 MARCH 31, 2006


                       FIRST MID-ILLINOIS BANCSHARES, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE
                 (State of Other Jurisdiction of Incorporation)

            0-13368                                     37-1103704
     (Commission File Number)               (IRS Employer Identification No.)


                    1515 CHARLESTON AVENUE, MATTOON, IL 61938
           (Address Including Zip Code of Principal Executive Offices)

                                 (217) 234-7454
                         (Registrant's Telephone Number,
                              including Area Code)








Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[  ] Written  communications  pursuant  to Rule 425 under the  Securities  Act
     (17CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR
     240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 8.01.   Other Events

Incorporated by reference is the quarterly shareholder report issued by the Registrant on May 5, 2006, attached as Exhibit 99, providing information concerning the Registrant's financial statements as of March 31, 2006.



Item 9.01.   Financial Statements and Exhibits

(d)  Exhibits

     Exhibit 99 - Quarterly shareholder report as of and for the period ending March 31, 2006

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has dully caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    FIRST MID-ILLINOIS BANCSHARES, INC.



Dated: May 5, 2006                  /s/  Michael L. Taylor

                                    Michael L. Taylor
                                    Chief Financial Officer

                                INDEX TO EXHIBITS

Exhibit
Number          Description
--------------------------------------------------------------------------------
 99             Quarterly shareholder report issued May 5, 2006

                                                                      Exhibit 99
[GRAPHIC OMITTED][GRAPHIC OMITTED]

First Mid-Illinois Bancshares, Inc. has started 2006 well with diluted earnings per share of $.54 and net income of $2,404,000 - results that are comparable to last year's first quarter results of $.54 per share and net income of $2,435,000. Loan and deposit balances increased during the first quarter of 2006, non-performing assets declined to $3.3 million from $4.3 million a year ago and our previously announced acquisition of Mansfield Bancorp, Inc. has closed as scheduled during the second quarter.

In previous reports, I have communicated with you about the challenging interest rate environment which banks are experiencing. This rate environment has continued in 2006, resulting in a decline in our net interest margin to 3.66% at March 31, 2006 from 3.71% at March 31, 2005. However, growth in loans and deposits has more than compensated for the decline in margin. Loan balances on March 31, 2006 were $642 million as compared to $638 million on December 31, 2005 with the majority of the growth in commercial real estate loans. Deposit balances on March 31, 2006 were $654 million compared to $649 million on December 31, 2005 with growth in money market account balances. As a result, net interest income increased by $65,000 to $7,140,000 compared to $7,075,000 for the first quarter of 2005.

Non-interest income amounted to $3,133,000 for the first quarter of 2006 as compared with $3,176,000 for the first quarter of 2005. Increases in long-term interest rates led to a decline in mortgage banking revenues, while service charge income from deposit accounts and insurance commissions increased. During the first quarter of 2005, we recognized $173,000 of securities gains. We recognized no security gains in the first quarter of 2006.

Non-interest expense increased slightly in 2006 to $6,529,000 compared to $6,306,000 in 2005. This increase is attributed to the opening of our newest branch in Highland, Illinois which opened in March 2005, the new location for The Checkley Agency, Inc. which opened in June 2005 and an accounting change associated with stock options. Beginning in 2006, businesses that have outstanding stock options are required to make an estimate of compensation expense associated with these options and record that amount as a charge to earnings. This accounting change resulted in additional compensation expense of $49,000 being recorded in the first quarter of 2006. In previous years, this amount has been shown only in the footnotes to the financial statements.

We continue to stress the importance of credit quality. Total non-performing assets have declined from $4.3 million on March 31, 2005 to $3.3 million on March 31, 2006 and remain below peer bank averages. Our provision for loan losses amounted to $193,000 for the first quarter of 2006 as compared with $187,000 for the first quarter of 2005. Net charge-offs were $112,000 for the first quarter of 2006 as compared to $71,000 last year.

We also continue to provide our shareholders with liquidity for their First Mid investments through our ongoing share repurchase program. During the first quarter of 2006, we repurchased approximately 80,000 shares at a total cost of $3.3 million. This program has proven to be a solid way of increasing shareholder value, as well as providing a supplement to open-market liquidity for our shareholders. Any shareholder who wishes to utilize this service should contact Ms. Christie Wright at (217) 258-0493.

As mentioned earlier, I am pleased to report that we have recently completed the acquisition of Mansfield, Bancorp, Inc., the parent company for Peoples State Bank of Mansfield. From a strategic standpoint, the acquisition expands our ability to deliver banking, trust, and insurance solutions to clients in Champaign, Piatt and Dewitt Counties. Our existing branch network compliments these locations nicely, and we will now have 28 banking locations in 20 communities across central Illinois. We look forward to carrying on the tradition of quality customer service that Peoples State Bank of Mansfield has displayed since 1910. We have recently begun preparations for installation of an ATM at the Mahomet facility to enhance convenience for customers. In addition, we continue to work diligently to combine the operations of Peoples and First Mid-Illinois Bank & Trust, N.A. and anticipate this to be completed by the end of the third quarter, 2006. At that time, services such as electronic banking and remote deposit will be available for customers. We look forward to the opportunities that lie ahead.

Our 2006 annual meeting of stockholders will be held at 4:00 p.m. on May 24, 2006 in the lobby of First Mid-Illinois Bank & Trust, N.A., 1515 Charleston Avenue, Mattoon, Illinois. All shareholders are invited to attend. On behalf of the Board, management and entire staff of the Company, I thank you for your continued support and look forward to visiting with as many of you as possible at the annual meeting.

Sincerely,
/s/ William S. Rowland
Chairman and Chief Executive Officer

May 5, 2006



                       First Mid-Illinois Bancshares, Inc.
                             1515 Charleston Avenue
                             Mattoon, Illinois 61938
                                  217-234-7454
                                www.firstmid.com

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)   (unaudited)          Mar 31,        Dec 31,
--------------------------------------------------------------------------------
                                                            2006           2005
Assets
Cash and due from banks                                  $14,945        $19,131
Federal funds sold and other interest-bearing deposits     2,345            426
Investment securities:
 Available-for-sale, at fair value                       147,000        155,841
 Held-to-maturity, at amortized cost (estimated fair
  value of $1,316 and $1,442 at March 31, 2006
  and December 31, 2005, respectively)                     1,292          1,412
Loans                                                    641,861        638,133
Less allowance for loan losses                            (4,729)        (4,648)
--------------------------------------------------------------------------------
  Net loans                                              637,132        633,485
Premises and equipment, net                               15,325         15,168
Goodwill, net                                              9,034          9,034
Intangible assets, net                                     2,640          2,778
Other assets                                              12,303         13,298
--------------------------------------------------------------------------------
  Total assets                                          $842,016       $850,573
================================================================================
Liabilities and Stockholders' Equity
Deposits:
  Non-interest bearing                                   $96,827        $95,305
  Interest bearing                                       556,919        553,764
--------------------------------------------------------------------------------
    Total deposits                                       653,746        649,069
Repurchase agreements with customers                      46,606         67,380
Other borrowings                                          53,000         44,500
Junior subordinated debentures                            10,310         10,310
Other liabilities                                          6,101          6,988
--------------------------------------------------------------------------------
  Total liabilities                                      769,763        778,247
--------------------------------------------------------------------------------
Stockholders' Equity:
Common stock ($4 par value; authorized
   18,000,000 shares; issued 5,662,115 shares
   in 2006 and 5,633,621 shares in 2005)                  22,648         22,534
Additional paid-in capital                                20,302         19,439
Retained earnings                                         63,272         60,867
Deferred compensation                                      2,514          2,440
Accumulated other comprehensive income                      (887)          (739)
Treasury stock at cost, 1,321,390 shares in
   2006 and 1,241,359 shares in 2005                     (35,596)       (32,215)
--------------------------------------------------------------------------------
  Total stockholders' equity                              72,253         72,326
--------------------------------------------------------------------------------
  Total liabilities and stockholders' equity            $842,016       $850,573
================================================================================






CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands)   (unaudited)
--------------------------------------------------------------------------------
For the three months ended March 31,                            2006       2005
Interest income:
Interest and fees on loans                                   $10,286   $  8,782
Interest on investment securities                              1,553      1,563
Interest on federal funds sold and other                          20         79
--------------------------------------------------------------------------------
    Total interest income                                     11,859     10,424
Interest expense:
Interest on deposits                                           3,449      2,515
Interest on repurchase agreements with customers                 481        283
Interest on subordinated debt                                    599        411
Interest on other borrowings                                     190        140
--------------------------------------------------------------------------------
    Total interest expense                                     4,719      3,349
--------------------------------------------------------------------------------
Net interest income                                            7,140      7,075
Provision for loan losses                                        193        187
--------------------------------------------------------------------------------
Net interest income after provision for loan losses            6,947      6,888
Non-interest income:
Trust revenues                                                   609        636
Brokerage commissions                                             92         97
Insurance commissions                                            576        511
Service charges                                                1,150      1,034
Securities gains, net                                            (1)        173
Mortgage banking revenues                                         67        153
Other                                                            640        572
--------------------------------------------------------------------------------
  Total non-interest income                                    3,133      3,176
Non-interest expense:
Salaries and employee benefits                                 3,563      3,474
Net occupancy and equipment expense                            1,136      1,036
Amortization of intangible assets                                138        142
Other                                                          1,692      1,654
--------------------------------------------------------------------------------
  Total non-interest expense                                   6,529      6,306
--------------------------------------------------------------------------------
Income before income taxes                                     3,551      3 758
Income taxes                                                   1,147      1,323
--------------------------------------------------------------------------------
Net income                                                    $2,404     $2,435
================================================================================


Per Share Information
(unaudited)
--------------------------------------------------------------------------------
For the three months ended March 31,                            2005       2004
Basic earnings per share                                       $0.55      $0.55
Diluted earnings per share                                     $0.54      $0.54
Book value per share at March 31                              $16.65     $15.72
Market price of stock at March 31                             $40.00     $40.15


CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
(In thousands)  (unaudited)
--------------------------------------------------------------------------------
For the three months ended March 31,                            2005       2004
Balance at beginning of period                               $72,326    $69,154
Net income                                                     2,404      2,435
Issuance of stock                                                783        711
Purchase of treasury stock                                    (3,307)    (1,566)
Deferred compensation adjustment                                 195         87
Changes in accumulated other comprehensive
   income (loss)                                                (148)      (985)
--------------------------------------------------------------------------------
Balance at end of period                                     $74,259    $71,841
================================================================================